Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-223878 and 333-255442 on Form S-3 and Registration Statement Nos. 333-203944, 333-188554, 333-165088, 333-130874, 333-63166, 333-78795, 333-18907, 333-219348, and 333-248581 on Form S-8 of our report dated September 2, 2021, relating to the consolidated financial statements of Misonix, Inc. appearing in this Annual Report on Form 10-K for the year ended June 30, 2021.

/s/ Deloitte & Touche, LLP

Jericho, New York

September 2, 2021